Exhibit 99.1

nDivision, Inc. Reports Financial Results for First Quarter 2019

DALLAS / ACCESSWIRE / May 16, 2019 / nDivision Inc. (OTCQB: NDVN), the experts in increasing IT’s value by replacing human labor with “digital labor,” today announced its financial and business results for the first quarter ended March 31, 2019.

Key Highlights

•	Grew Revenue 79 percent over prior year
•	Improved Cash from Operating Activities by $835,481
•	Achieved positive Adjusted EBITDA* of $72,799
•	Increased Adjusted Run Rate EBITDA* by $372,484
•	Activated Advisory Board focused on sales growth and business development
•	Grew organic sales pipeline
•	Expanded business development mandates with two Fortune 50 Global Technology Providers
•	Extended strategic partnership with IPsoft by five years, after the close of the first quarter

“During the quarter, nDivision achieved a major milestone, ending the quarter with positive Adjusted EBITDA* and strong growth of Adjusted Run Rate EBITDA*, our primary measure of performance (defined and reconciled below), and continued momentum that has carried through from the last year,” said Alan Hixon, CEO of nDivision, Inc. “Our existing business operations are expected to enable us to double or even triple recurring revenue without adding significant overhead costs.”

	First Quarter 2019 Financial Results Three Months Ending
	March 30, 2018	June 30, 2018	Sept. 30, 2018	Dec. 31, 2018	March 31, 2019
Revenue	$812,605	$1,074,580	$1,142,226	$1,174,510	$1,455,927
Gross Profit	$498,516	$819,606	$872,356	$872,036	$1,180,068
Net Loss	$(744,409)	$(694,411)	$(517,185)	$(437,616)	$(165,072)
Net Cash (used in) Provided by Operating Activities	$(727,387)	$(785,242)	$(369,563)	$30,438	$108,094
EBITDA	$(617,476)	$(515,813)	$(340,847)	$(256,657)	$(10,765)
Adjusted EBITDA*	$(490,553)	$(414,239)	$(251,587)	$(166,089)	$72,799
Adjusted Run Rate EBITDA*	$(487,057)	$(347,032)	$(176,298)	$(134,773)	$(114,573)

* Non-GAAP financial measure – See Use of Non-GAAP Financial Measures for more information about Adjusted EBITDA and Adjusted Run Rate EBITDA

The Company uses the above-mentioned non-GAAP financial measure, Adjusted Run Rate EBITDA*, as its primary indicator of financial performance and intrinsic financial health. Adjusted Run Rate EBITDA* is calculated using contracted recurring revenues less Cost of Goods Sold (COGS) and known customer attrition. The metric excludes professional services, other income, and sales and marketing costs, other than long-term customer acquisition referral fees. The metric does not include sales forecasts or anticipated new business wins. The reconciliations of non-GAAP Adjusted EBITDA* and Adjusted Run Rate EBITDA* to GAAP net income (net loss) are provided in schedules that are a part of this press release in the section titled Use of Non-GAAP Financial Measures. Using this methodology, the company is able to project key performance metrics, including Adjusted Run Rate EBITDA* through year end 2019.

Projected Key Metrics Through Fourth Quarter 2019 Three Months Ending
	June 30, 2019	Sept. 30, 2019	Dec. 31, 2019
Adjusted EBITDA*	$72,799	$72,799	$72,799
Non-Recurring Revenue	$(276,307)	$(276,307)	$(276,307)
Customer Acquisition Costs	$88,935	$88,935	$88,935
Estimated Backlog of Recurring Services
Net Contracted Recurring Revenue Not Yet Billed	$7,000	$449,000	$449,000
Estimated Recurring Cost of Services Not Yet Incurred	$(63,600)	$(169,200)	$(169,200)
Adjusted Run Rate EBITDA*	$(171,173)	$165,227	$165,227

* Non-GAAP financial measure – See Use of Non-GAAP Financial Measures for more information about Adjusted EBITDA and Adjusted Run Rate EBITDA

"The digital transformation of IT into a strategic function with ability to advance a company’s competitiveness is well underway, and nDivision is at the forefront of the revolution,” continued Hixon. “CIOs are under relentless pressure to keep systems up and running, cut costs to operate within tight budget constraints, and to advance enterprise technology to disrupt their competition. nDivision’s Autonomic Services and other solutions empower IT leaders to shrink operating costs and re-deploy valuable technical resources to address mission-critical initiatives that advance the business objectives of the enterprise.”

Financial Highlights First Quarter 2019 and Outlook

nDivision’s contracted recurring revenue during the quarter improved compared to the same period in 2018 driven primarily by revenue from new customer contracts won by the company’s direct sales team, new customers acquired through its relationships with the company’s Global Technology Provider partners, and revenue from a portfolio of 58 Managed Services contracts acquired by the company in January 2018.

First quarter contracted recurring revenue growth included the five-year Autonomic Managed Services contract awarded to nDivision by a Fortune 500 company in December of 2018. During the quarter, the company recorded approximately $180,000 of new revenue comprised of the first tranche of fee revenue for the transition of this customer’s systems over to nDivision. Another tranche will be paid once the transition is complete, which is anticipated to be during the second quarter. Once completed, nDivision will begin billing the agreed-upon monthly fee amount. It is expected that the contract will initially increase nDivision’s Contracted Recurring Revenues by approximately $2.0 million per year after all services are deployed and regular billing commences.

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Year-over-year Contracted Recurring Revenue growth also includes new customer wins through the company’s strategic relationships with two Fortune 50 Global Technology Providers. Customer wins through these channels grew monthly contracted recurring revenue by approximately 80 percent compared to monthly recurring revenue at the end of the 2018 first quarter.

Contracted Recurring Revenue growth this quarter, compared to the 2018 period, also includes revenue from the acquisition of 58 Managed Services contracts completed during the first quarter of the prior year.

Once all contracted customers begin billing at their agreed upon levels, which is anticipated during the third quarter of 2019, it is expected that the company will be able to cover all monthly operating costs solely with recurring revenue, and become cash flow positive.

Development of Growth Channels

nDivision continues to aggressively deploy its expertise to grow the company into a major player in the technology industry. During the first quarter, the company continued to execute against its primary growth channels.

•	nDivision Direct Sales – The company’s organic business development effort was very successful in 2018. The year culminated in the company winning a five year Managed Services contract with a Fortune 500 customer, displacing the incumbent global offshore outsourcing company, which represents the most lucrative Managed Services contract in the company’s history. The first quarter saw a continuation of the momentum, resulting in sales pipeline growth.
•	Global Technology Provider Partnerships – nDivision partners with two Fortune 50 Global Technology Providers. The first has revenues of approximately $80 billion and is reselling nDivision’s Managed Service and End User Help Desk solutions to their medium, mid-market and large enterprise customers. The second partner has revenues of approximately $110 billion and is recommending nDivision’s Managed Services to its mid-market and large enterprise customers to enhance its public cloud value proposition. Both of these partnerships have the potential to evolve into a more strategic relationship.
•	Acquisitions – The company analyzes acquisition opportunities on an ongoing basis. This could include buying Managed Services Providers, or acquiring their existing Managed Services contracts. During 2019, the company has not identified any opportunities that represent a suitable EBITDA/revenue multiple but anticipates that competitive forces could push margins into the appropriate range in the future.

Advisory Board Activation

In March, nDivision activated its newly formed executive Advisory Board with the appointment of Khaled Saffouri and Scott White, who were recruited to the board to help the company engineer an aggressive business development function to capitalize on the company’s strategic relationships with its two Fortune 50 Global Technology Partners, as well as build on the momentum of recent organic client contract wins. Khaled and Scott are experienced Managed Services sales leaders who helped catapult Rackspace from a fledgling web hosting company into what Rackspace describes as ''the #1 managed cloud company'' serving more than 140,000 companies in 120 countries.

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IPsoft Extends Relationship with nDivision

After the close of the quarter, IPsoft, the world leader in Enterprise AI, agreed to a five-year extension of its strategic partnership with the company at the same competitive licensing levels initially negotiated more than four years ago. nDivision’s expertise in IPsoft’s platform, IPcenter, has led to a very strategic relationship, including acting as a customer reference for IPsoft in its competitive bids, being invited to present at IPsoft’s global leadership and marketing events, and being a featured partner in their marketing initiatives.

About nDivision Inc.

nDivision Inc. provides Autonomic Managed Services and End User Help Desk services to private and public entities, ranging from small businesses to global enterprises. nDivision’s services are valuable for any industry and are being provided to customers in multiple segments. The company supports over 100 customers across 45 countries, 24 hours a day, 365 days a year. nDivision leverages advanced automation technologies to replace human labor with digital labor. By the end of the first year of the service, nDivision typically automates between 60% and 80% of all incidents, across the datacenter and network. More information can be found at www.ndivision.com.

Investor Relations:

Brad Wiggins

214-272-2148

bwiggins@ndivision.com

Use of Non-GAAP Financial Measures

The Company uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors. These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP, as reflected in the Form 10Q filed with the SEC for the respective periods, should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP adjusted EBITDA to GAAP net income (net loss) are provided in schedules that are a part of this press release.

The aforementioned 2019 Fiscal First Quarter Highlights should be read in conjunction with all of the financial and other information included in the Company’s Quarterly Reports filed with the SEC on Form 10Q for the respective periods, Current Reports on Forms 8K & 8K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10K filed with the SEC; and, the discussion of financial results in this press release and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial measures and financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, substitutes or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections and certain assumptions that are considered forward looking statements and that are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

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The reconciliations of non-GAAP adjusted EBITDA to GAAP net income (net loss) is provided in schedules below:

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

First Quarter Ended March 31, 2019

	March 30, 2018	June 30, 2018	Sept. 30, 2018	Dec. 31, 2018	March 31, 2019
Revenue	$812,605	$1,074,580	$1,142,226	$1,174,510	$1,455,927
Gross Profit	$498,516	$819,606	$872,356	$872,036	$1,180,068
Net Loss	$(744,409)	$(694,411)	$(517,185)	$(437,616)	$(165,072)
Net Cash (used in) provided by operating activities	$(727,387)	$(785,242)	$(369,563)	$30,438	$108,094
Interest	$18,115	$22,102	$24,383	$30,173	$18,896
Tax
Depreciation and amortization	$108,818	$156,496	$151,955	$150,786	$135,411
EBITDA	$(617,476)	$(515,813)	$(340,847)	$(256,657)	$(10,765)
Stock Compensation	$126,923	$101,574	$89,260	$90,568	$114,321
Other non-cash expenses or gains
Change in Contingent Liability					$(30,757)
Adjusted EBITDA	$(490,553)	$(414,239)	$(251,587)	$(166,089)	$72,799
Non Recurring Revenue	$(106,607)	$(184,145)	$(97,382)	$(63,025)	$(276,307)
Customer Acquisition Costs	$110,103	$251,352	$172,671	$94,341	$88,935
Net contracted; recurring revenue not yet billed	N/A	N/A	N/A	N/A	N/A
Estimated, recurring cost of services not yet incurred	N/A	N/A	N/A	N/A	N/A
Adjusted Run Rate EBITDA	$(487,057)	$(347,032)	$(176,298)	$(134,773)	$(114,573)

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses and acquisition, integration and restructuring costs, change in contingent consideration and loss on disposal of assets. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in the Company’s Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliations of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA are attached hereto.

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EBITDA is defined as net income before provision for income taxes, interest expense and depreciation and amortization.

Adjusted EBITDA is defined as EBITDA minus non-cash expense not eliminated in the EBITDA calculation, such as stock compensation and other non-routine expenses such gain or loss on changes on contingent consideration.

We define "Adjusted Run Rate EBITDA" as Adjusted EBITDA (i) less Non-Recurring Revenue, (ii) adding back Customer Acquisition Costs, (iii) plus Net Contracted, Recurring Revenue not yet billed and (iv) less estimated, Recurring Cost of Services not yet incurred.

Non-Recurring Revenue is defined as professional service revenue, project revenue and for March 31, 2018 product revenue.

Customer Acquisition Costs is defined as those sales expense incurred by the Company for new sales, including payroll costs, commission expenses, travel expense and miscellaneous sales expense.

Net Contracted, Recurring Revenue not yet billed is defined as the estimated revenue from recurring contracts that are in the implementation phase and have not begun monthly recurring billing, minus those contracts that are terminating and not expected to renew.

Recurring Cost of Services not yet incurred is defined as the estimated incremental expenses related to the Net Contracted, Recurring Revenue not yet billed.

We believe that the presentation of these Key Performance Indicators (“KPI’) provides information useful to investors in assessing our liquidity and financial condition and results of operations and that these KPI’s are also useful to investors as a financial indicator of a company's ability to incur and service debt, pay dividends and fund capital expenditures. These KPI’s are supplemental financial measure that management and external users of our condensed combined and consolidated financial statements, such as industry analysts, investors,  commercial banks and rating agencies, use to assess the following, among other measures:

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Cautionary Statements Regarding Forward-Looking Information:

This earnings news release issued by nDivision Inc. ("nDivision" or “nD”) is for informational purposes only and shall not constitute an offer to buy, sell, issue or subscribe for, or the solicitation of an offer to buy, sell or issue, or subscribe for any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The information contained herein is subject to change without notice and is based on publicly available information, internally developed data and other sources. Where any opinion or belief is expressed in this news release, it is based on the assumptions and limitations mentioned herein, and is an expression of present opinion or belief only.

This news release should not be construed as legal, financial or tax advice to any individual, as each individual’s circumstances are different. Readers should consult with their own professional advisors regarding their particular circumstances.

This news release includes forward-looking information and forward-looking statements within the meaning of applicable Canadian and United States securities laws. Statements containing the words “believe”, “expect”, “intend”, “should”, “seek”, “anticipate”, “will”, “positioned”, “project”, “risk”, “plan”, “may”, “estimate” or, in each case, their negative and words of similar meaning are intended to identify forward-looking information. Forward-looking information involves risks and uncertainties including, but not limited to, the nD’s anticipated business strategies, anticipated trends in nD’s business and anticipated market share, factors that could cause actual results or events to differ materially from those expressed or implied by the forward-looking information, general business, economic and competitive uncertainties, regulatory risks, risks associated with acquisitions and expansion, risks inherent in the information technology (IT) and internet sectors, other general risks of the IT industry as well as those risk factors disclosed elsewhere below.

Such statements are based upon the current beliefs and expectations of nD’s management and are subject to significant business, social, economic, political, regulatory, competitive and other risks, uncertainties, contingencies and other factors. Many assumptions are based on factors and events that are not within the control of nD. Actual future results may differ materially from historical results or current expectations. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. In addition, even if the outcome and financial effects of the plans and events described herein are consistent with the forward-looking information contained in this news release, those results or developments may not be indicative of results or developments in subsequent periods.

Although nD has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking information contained in this news release is based on nD’s current estimates, expectations and projections, which nD believes are reasonable as of the current date. nD can give no assurance that these estimates, expectations and projections will prove to have been correct. You should not place undue reliance on forward-looking information, which is based on the information available as of the date of this news release. Forward-looking information contained in this news release is as of the date of this news release and, except as require by applicable law, nD assumes no obligation to update or revise them to reflect new events or circumstances.

Historical statements should not be taken as assurance that such trends will be replicated in the future. No statement in this news release is intended to be nor may be construed as a profit forecast. To the extent any forward-looking information in this news release constitutes “future-oriented financial information” or “ﬁnancial outlooks” within the meaning of applicable securities laws, such information is being provided to demonstrate the anticipated market penetration and the reader is cautioned that this information may not be appropriate for any other purpose, and the reader should not place undue reliance on such future-oriented ﬁnancial information and ﬁnancial outlooks. Future-oriented ﬁnancial information and ﬁnancial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to the risks set out above under the heading “Cautionary Note Regarding Forward Looking Statements”. nDivision’s actual ﬁnancial position and results of operations may differ materially from management’s current expectations and, as a result, nD’s revenue and expenses may differ materially from the revenue and expense proﬁles provided in this news release. Such information is presented for illustrative purposes only and may not be an indication of nDivision’s actual ﬁnancial position or operating results.

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